CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                            Gumbiner Savett Inc.
                        Certified Public Accountants

Board of Directors
Primco Management Inc.

We hereby consent to the use in the prospectus constituting a part of this S-1 Registration Statement of our report dated June 14, 2011, relating to the financial statements of Primco Management Inc., which are contained in that prospectus.

We also consent to the reference to us under the caption "Experts" in the prospectus.


Yours Truly,

/s/Gumbiner Savett Inc.
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Gumbiner Savett Inc.
Santa Monica, CA 90404

June 15, 2011